Registration No. 333-71589

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                (Amendment No.1)
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SCI SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
        DELAWARE                                        63-0583436
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                            2101 WEST CLINTON AVENUE
                            HUNTSVILLE, ALABAMA 35805
              (Address of Principal Executive Offices) (Zip Code)

         SCI SYSTEMS, INC. BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                                  OLIN B. KING
                                    CHAIRMAN
                                SCI SYSTEMS, INC.
                         C/O SCI SYSTEMS (ALABAMA), INC.
                            2101 WEST CLINTON AVENUE
                            HUNTSVILLE, ALABAMA 35805
                     (Name and Address of Agent for Service)

                                 (256) 882-4800
          (Telephone Number, Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:

                             ELIOT W. ROBINSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                 SIXTEENTH FLOOR
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303

                         CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum   Proposed Maximum
Title of Securities     Amount To Be     Offering Price     Aggregate Offering  Amount of
To Be Registered(1)     Registered(2)    Per Share(3)       Price(3)            Registration Fee

Common Stock, par
 value $.10 per         200,000          $56.8125           $11,362,500.00      $3,158.78
 share


  (1) Includes the associated deferred compensation plan obligations, which are unsecured obligations of the Registrant to pay benefits in the future in accordance with the terms of the SCI Systems, Inc. Board of Directors Deferred Compensation Plan (the "Plan").
  (2) Representing the number of shares of common stock, $.10 par value per share (the "Common Stock"), of the Registrant that could be issued to participants in the Plan as payment of the value of participants' accounts in such Plan.
  (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act") and based on the closing price of the Registrant's Common Stock reported on the New York Stock Exchange on January 28, 1999.

(This amendment is to correct an inadvertent typing mistake in Proposed Maximum Offering Price per Share.)




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II


  ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

           The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the
  Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

           (1) Annual Report on Form 10-K for the year ended June 30, 1998 (Commission File No. 001-12821); and

           (2)  Quarterly   Report   on   Form  10-Q   for   the  quarter  ended
                September 30, 1998 (Commission File No. 001-12821).

           All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.


  ITEM 4.  DESCRIPTION OF SECURITIES.

           The Deferred Compensation Plan Obligations (the "Obligations") are unsecured general obligations of the Registrant to pay benefits in the future in accordance with the terms of SCI Systems, Inc. Board of Directors Deferred Compensation Plan (the "Plan").

           Under the Plan, a participant may elect to defer a portion of his or her compensation otherwise payable to the participant by the Registrant for attendance at meetings of the Board of Directors of the Registrant or a committee thereof. The value of the participant's account under the Plan, including dividends, will be determined quarterly on the last trading day of each calendar quarter and on the date of the participant's termination of service as a member of the Board of Directors of Registrant. The value of a participant's account shall be determined based upon the average high and low prices for Registrant's Common Stock listed in the composite tables in The Wall Street Journal for the valuation date.

           Benefits under the Plan are generally payable upon termination of employment, retirement or death. The form of payment will be payable in whole shares of the Registrant's Common Stock (and in cash to the extent of any fractional shares) in a single payment.

           Under the Plan, a participant's right to the Obligations cannot be transferred, assigned, subject to garnishment, attachment or other legal equitable process without the prior written consent of the Registrant or by operation of law. The Registrant has established a trust to hold assets, subject to the claims of Registrant's creditors in the event of Registrant's insolvency, which shall be used to satisfy the Registrant's financial liability for the Obligations. The trustee has the power to invest and reinvest the principal and income of the trust and keep it invested, without distinction between principal and income, in any security or property as it, in its sole discretion, deems advisable.

           The Registrant may modify, amend or terminate the Plan at any time. No such modifications or amendment shall have the effect of retroactively changing or depriving any participants of benefits already accrued under the Plan.

           All benefits provided under the Plan will be paid from the general assets of the Registrant and no separate fund has been established to secure payment.

  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Michael M. Sullivan, Esq., Huntsville, Alabama, has rendered an opinion regarding the legality of the securities registered hereby.


  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Article XII of the Company's Bylaws, as amended, and Article Tenth of the Company's Second Restated Certificate of Incorporation, as amended, set forth the extent to which the Company's directors and officers may be indemnified by the Company against the liabilities which they may incur in such capacities. Such indemnification is authorized by Section 145 of the General Corporation Law of Delaware. These provisions generally provide that the directors and officers of the Company, their heirs, executors and administrators, will be indemnified by the Company against expenses reasonably incurred in connection with any action, suit or proceeding to which a director or officer may be made a party by reason of his serving in such capacity, except in relation to matters where such director or officer may be finally adjudged to have been liable for negligence or misconduct. In the event of a settlement of any such action, suit or proceeding, indemnification will be provided only in connection with those matters as to which the Company is advised by counsel that the person to be indemnified did not commit a breach of duty to the Company. Article Fifteenth of the Company's Second Restated Certificate of Incorporation also provides that no director of the Company will be liable to the Company or to the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a breach of a duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of the law, an improper personal benefit or liability under Section 174 of the General Corporation Law of Delaware.

           The Company maintains directors and officers' liability insurance policies covering claims made against its directors and officers for certain wrongful acts done in such capacities and providing reimbursement to the Company for its indemnification of its directors and officers in respect of such claims.

  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

  ITEM 8.  EXHIBITS.

           The   following  exhibits  are  filed  herewith  or  incorporated  by reference herein:


  Exhibit
  Number     Description

  3.1 Registrant's Second Restated Certificate of Incorporation, as amended, and Certificate of Amendment of the Second Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on January 26, 1996. (Incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No.333-05917), as amended).

  3.2 By-laws of the Registrant, as amended. (Incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (File No. 333-05917) as amended).

  4.1 Second Restated Certificate of Incorporation, filed as Exhibit 3.1, and By-laws of Registrant, as amended, filed as Exhibit 3.2, are incorporated herein by reference.

  4.2 Indenture dated as of April 23, 1996, between the Company and PNC Bank, Kentucky, Inc., as Trustee, relating to the Company's 5% Convertible Subordinated Notes Due 2006 (Incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-05917, as amended).



  5          Opinion of Counsel, Michael M. Sullivan, Esq.


  23.1       Consent of Counsel (included in Exhibit 5)


  23.2       Consent of Independent Auditors


  24         Power  of  Attorney   (see  signature  pages  to  this Registration
             Statement).



  ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this the 4th day of February, 1999.

                                        SCI SYSTEMS, INC.


                                        By: /s/Olin B. King
                                            Olin B. King
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

  Signature                     Title                          Date


  /s/ Olin B. King              Chairman of the Board          February 4, 1999
  Olin B. King                  and Chief Executive Officer
                                Officer (Principal Executive,
                                Accounting and Financial Officer)

  *                             Director, President
  A. Eugene Sapp, Jr.           and Chief Operating Officer

  *                             Director
  Howard H. Callaway

  *                             Director
  Jackie M. Ward

  *                             Director
  Wayne Shortridge

  *                             Director
  William E. Fruhan

  *                             Director
  G. Robert Tod


* Pursuant to Power of Attorney

By:/s/ Olin B. King
   Olin B. King
   Attorney-in-Fact
Dated: February 4, 1999





                                  EXHIBIT INDEX




  Exhibit
  Number       Description

  3.1 Registrant's Second Restated Certificate of Incorporation, as amended, and Certificate of Amendment of the Second Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on January 26, 1996.(Incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No.333-05917), as amended).

  3.2 By-laws of the Registrant, as amended. (Incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (File No.333-05917) as amended).

  4.1 Second Restated Certificate of Incorporation, filed as Exhibit 3.1, and By-laws of Registrant, as amended, filed as Exhibit 3.2, are incorporated herein by reference.

  4.2 Indenture dated as of April 23, 1996, between the Company and PNC Bank, Kentucky, Inc., as Trustee, relating to the Company's 5% Convertible Subordinated Notes Due 2006 (Incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-05917, as amended).

  5            Opinion of Counsel, Michael M. Sullivan, Esq.

  23.1         Consent of Counsel (included in Exhibit 5)

  23.2         Consent of Independent Auditors

  24 Power of Attorney (see Exhibit 24 to S-8, Registration Statement No. 333-71589.)